                                                                    EXHIBIT 11.1

         STATEMENT REGARDING COMPUTATION OF NET INCOME (LOSS) PER SHARE
                                (IN THOUSANDS)

                                                                                THREE MONTHS ENDED
                                                                         ---------------------------------
                                                                         JUNE 30,   MARCH 31,     JUNE 30,
                                                                          1996        1996         1995
                                                                         ------     -------       -------
Weighted average common shares outstanding......................         40,963      37,364        10,320
                                                                         ------      ------        ------
Weighted average common stock equivalents:
      Stock options determined using the treasury
        stock method............................................          6,033       6,593         4,652
      Convertible preferred stock...............................             --          --         6,179
                                                                         ------      ------        ------
            Total weighted average common stock
              equivalents outstanding...........................          6,033       6,593        10,831
                                                                         ------      ------        ------
            Shares used in net income (loss) per share
              calculation.......................................         46,996      43,957        21,151
                                                                         ======      ======        ======
Detailed calculation of shares issuable from the
  assumed exercise of stock options:
            Calculation of proceeds upon exercise of options:
                Number of stock options considered to be
                  common stock equivalents (1)..................          6,671       7,335         5,376
                Weighted average exercise price.................         $ 5.75      $ 3.07        $ 3.50
                                                                         ------      ------        ------
                  Proceeds upon exercise of options.............         38,375      22,540        18,839
                                                                         ======      ======        ======
Calculation of shares that could be repurchased
  upon exercise of stock options:
            Proceeds upon exercise of options...................         38,375      22,540        18,839
            Repurchase price....................................         $60.19      $30.38        $26.00
                                                                         ------      ------        ------
                Shares that could be repurchased................            638         742           724
                                                                         ------      ------        ------
                Common stock equivalents for stock options
                using the treasury stock method.................          6,033       6,593         4,652
                                                                         ======      ======        ======
Detailed calculation of shares issuable from the assumed
  conversion of convertible preferred stock:
            Convertible preferred stock considered to be
                common stock equivalents (1)....................             --          --         6,179
            Conversion ratio....................................             --          --   one for one
                                                                         ------      ------   -----------
                Common stock equivalents for convertible
                  preferred stock...............................             --          --         6,179
                                                                         ======      ======        ======


(1) Pursuant to the requirements of the Securities and Exchange Commission, only stock options and convertible preferred stock issued in fiscal 1995 (twelve months immediately preceding the initial public offering date) are considered common stock equivalents. All issuances prior to 1995 are excluded from loss periods as their inclusion would be antidilutive.

                                                          EXHIBIT 11.1 CONTINUED

         STATEMENT REGARDING COMPUTATION OF NET INCOME (LOSS) PER SHARE
                                 (IN THOUSANDS)

                                                                          SIX MONTHS ENDED
                                                                       ----------------------
                                                                       JUNE 30,      JUNE 30,
                                                                        1996          1995
                                                                       -------       -------
Weighted average common shares outstanding............................  39,350        10,320
                                                                        ------        ------
Weighted average common stock equivalents:
      Stock options determined using the treasury
        stock method..................................................   6,178         4,652
      Convertible preferred stock.....................................      --         6,179
                                                                       -------       -------
            Total weighted average common stock
              equivalents outstanding.................................   6,178        10,831
                                                                       -------       -------
            Shares used in net income (loss) per share
              calculation.............................................  45,528        21,151
                                                                       =======       =======

Detailed calculation of shares issuable from the
 assumed exercise of stock options:
            Calculation of proceeds upon exercise of options:
                Number of stock options considered to be
                  common stock equivalents (1)........................   6,611         5,376
                Weighted average exercise price.......................   $3.04         $3.50
                                                                       -------       -------
                  Proceeds upon exercise of options...................  20,129        18,839
                                                                       -------       -------
Calculation of shares that could be repurchased
 upon exercise of stock options:
            Proceeds upon exercise of options.........................   20,129        18,839
            Repurchase price..........................................  $46.50        $26.00
                                                                       -------       -------
                  Shares that could be repurchased....................     433           724
                                                                       -------       -------
                  Common stock equivalents for stock options
                    using the treasury stock method...................   6,178         4,652
                                                                       =======       =======
Detailed calculation of shares issuable from the assumed
 conversion of convertible preferred stock:
            Convertible preferred stock considered to be
              common stock equivalents (1)............................      --         6,179
            Conversion ratio..........................................      --   one for one
                                                                       -------   -----------
                  Common stock equivalents for convertible
                    preferred stock...................................      --         6,179
                                                                       =======       =======

(1) Pursuant to the requirements of the Securities and Exchange Commission, only stock options and convertible preferred stock issued in fiscal 1995 (twelve months immediately preceding the initial public offering date) are considered common stock equivalents. All issuances prior to 1995 are excluded from loss periods as their inclusion would be antidilutive.